                                                                     EXHIBIT 5.1

                                ROPES & GRAY LLP

December 30, 2004

ViaCell, Inc.
245 First Street
Cambridge, MA 02142

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-1 (File No. 333-114209) (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), for the registration of up to 8,625,000 shares of Common Stock, $0.01 par value (the "SECURITIES"), of ViaCell, Inc., a Delaware corporation (the "COMPANY"), including any Securities issuable upon exercise of the over-allotment option granted by the Company.

The Securities are to be sold pursuant to an underwriting agreement (the "UNDERWRITING AGREEMENT") to be entered into by and among the Company, on the one hand, and, on the other hand, Credit Suisse First Boston LLC and UBS Securities LLC, as representatives of several underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

We have acted as counsel for the Company in connection with its proposed issuance of the Securities. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

The opinion expressed below is limited to Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized for issuance, and, when the Securities are issued and sold and the Company has received the consideration therefor in accordance with the terms of the Underwriting Agreement, the Securities will be validly issued, fully paid and non-assessable.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP